Exhibit 24.2

MUFG Americas Holdings Corporation February 28, 2018
WHEREAS, officers of MUFG Americas Holdings Corporation (the "Corporation") have made presentations to the Audit & Finance Committee and the Board of Directors regarding the Corporation's financial results for the year ended December 31, 2017; and
WHEREAS, the Audit & Finance Committee has had an opportunity to review and comment on such results; and
WHEREAS, based on the Audit & Finance Committee's discussion with management and the independent auditors and the Audit & Finance Committee's review of the representation of management and the report of the independent auditors to the Audit & Finance Committee, the Audit & Finance Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the Securities and Exchange Commission;
NOW, THEREFORE, BE IT RESOLVED that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the Securities and Exchange Commission;
FURTHER RESOLVED that the President and Chief Executive Officer, the Chief Financial Officer, the Controller and Chief Accounting Officer and such other officers of the Corporation as they shall designate in writing, be, and they hereby are, authorized and empowered on behalf of the Corporation to execute the Form 10-K, in substantially the form submitted to the Board, and file it with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and with such other governmental agencies or instrumentalities as such officers deem necessary or desirable, and to prepare, execute, deliver and file any amendment or amendments to the Form 10-K, as they may deem necessary or appropriate, provided, however, that prior to filing, all proposed significant changes to the draft Form 10-K, which was presented to the Board, shall be reviewed with the Chair of the Audit & Finance Committee, who shall determine if the substantive nature of the changes warrant further discussion with the full Audit & Finance Committee; and
FURTHER RESOLVED that Johannes Worsoe, Rolland D. Jurgens and Michael F. Coyne, be, and each of them with full power to act without the other hereby is, authorized and empowered to prepare, execute, deliver and file the Form 10-K and any amendment or amendments thereto on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the chief executive officer, the chief financial officer, the principal accounting officer, and any other officer of the Corporation.
I certify that the foregoing resolution was adopted by the Board of Directors of MUFG Americas Holdings Corporation at the Regular Meeting of said Board held on February 28, 2018.
I further certify that the foregoing resolution now stands on the records of the books of the Corporation and has not been modified, repealed or set aside in any manner whatsoever and is now in full force and effect.
Dated: February 28, 2018

/s/ MARY BIANCHINI
Mary Bianchini Secretary